UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2024

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Entry into a Material Definitive Agreement.
On July 14, 2024, Cleveland-Cliffs Inc., an Ohio corporation (“Cliffs” or the “Company”), 13421422 Canada Inc., a Canadian corporation and wholly owned subsidiary of Cliffs (“Purchaser”), and Stelco Holdings Inc., a Canadian corporation (“Stelco”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Purchaser will acquire all of the issued and outstanding common shares of Stelco (“Stelco Shares”) from the holders thereof (the “Stelco Shareholders”). The acquisition of the Stelco Shares and the other transactions contemplated by the Arrangement Agreement will be implemented by way of a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporation Act (the “CBCA”) on the terms and conditions set out in the plan of arrangement, substantially in the form of Exhibit B to the Arrangement Agreement (the “Plan of Arrangement”).
The Arrangement Agreement and the Plan of Arrangement provide that, following the effective time of the Arrangement (the “Effective Time”), each Stelco Share outstanding immediately prior to the Effective Time (other than Stelco Shares held by a registered Stelco Shareholder who has validly exercised such holder’s dissent rights under the CBCA) will be transferred by the holder thereof to Purchaser in exchange for (a) C$60.00 in cash (the “Cash Consideration”) plus (b) 0.454 of a share of Cliffs’ common stock (“Cliffs Common Stock”), $0.125 par value per share (“Share Consideration” and together with the Cash Consideration and the cash in lieu of fractional shares of Cliffs Common Stock, the “Consideration”).
In addition, following the Effective Time, Stelco’s outstanding equity awards will be treated as follows:
•Each outstanding restricted share unit granted pursuant to Stelco’s Long Term Incentive Plan (the “LTIP”), whether vested or unvested, will be deemed assigned and transferred to Stelco in exchange for the payment and delivery by or on behalf of Stelco of the Consideration (less applicable withholding taxes) and thereafter cancelled;
•Each deferred share unit granted pursuant to Stelco’s Deferred Share Unit Plan will be deemed assigned and transferred to Stelco in exchange for the payment and delivery by or on behalf of Stelco of the Consideration (less applicable withholding taxes) and thereafter cancelled; and
•Each outstanding stock appreciation right granted pursuant to the LTIP, whether vested or unvested, will be deemed assigned and transferred to Stelco in exchange for the payment and delivery by or on behalf of Stelco equal to a portion of the Consideration determined by reference to a formula described in the Plan of Arrangement.
Representations, Warranties and Covenants
The Arrangement Agreement contains customary representations and warranties from Cliffs, Purchaser and Stelco, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business prior to the closing, (ii) the use of reasonable best efforts to consummate the Arrangement and (iii) solely in the case of Stelco, holding a meeting of the Stelco Shareholders to obtain their requisite approval in connection with the Arrangement and, subject to certain exceptions, the board of directors of Stelco recommending to the Stelco Shareholders that such approval be provided. The Arrangement Agreement also prohibits Stelco from soliciting competing acquisition proposals, except that, subject to customary exceptions and limitations, Stelco may provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal if the board of directors of Stelco determines that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal.
Closing Conditions
Completion of the Arrangement is subject to certain conditions set forth in the Arrangement Agreement, including, among others, (i) the approval of 66 ⅔% of the votes cast by Stelco Shareholders and, if required by applicable Canadian securities laws, a simple majority of the votes cast by Stelco Shareholders, excluding Stelco Shares held by persons required to be excluded under such laws, (ii) the granting by the Ontario Superior Court of Justice (Commercial List) of an interim order and a final order in respect of the approval of the Arrangement, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) approval under the Investment Canada Act (Canada), R.S.C. 1985, c.28 (1st Supp.),

(v) approval under the Competition Act (Canada), RSC 1985, c C-34, and (vi) approval from the Minister of Innovation, Science and Industry under the terms of Stelco’s Strategic Innovation Fund Agreement.
Termination Rights
The Arrangement Agreement contains certain termination rights for both the Company and Stelco, including, among others, if (i) the Arrangement is not consummated by April 14, 2025 (which date may be extended in certain circumstances until July 13, 2025), (ii) the Stelco Shareholders fail to approve the Arrangement, (iii) there is a final, non-appealable order prohibiting the closing of the Arrangement or (iv) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied. In addition, Stelco may terminate the Arrangement Agreement under certain specified circumstances in order to accept a superior proposal in respect of an alternative transaction.
If the Arrangement Agreement is terminated in connection with the acceptance by Stelco of a superior proposal, then Stelco will be required to pay to the Company a termination fee of C$100 million. In addition, Stelco will be obligated to make an expense reimbursement payment of up to C$15 million to the Company if the Arrangement Agreement is terminated as a result of the Stelco Shareholders failing to approve the Arrangement.
If the Arrangement Agreement is terminated in certain circumstances relating to the failure to obtain required regulatory approvals or the imposition of an order prohibiting, restraining or rendering illegal the Arrangement, then Purchaser will be required to pay to Stelco a termination fee of C$131 million.
Financing
Cliffs intends to finance the aggregate Cash Consideration payable under the Arrangement with the proceeds from debt financings, which could include debt securities issued in capital markets transactions, term loans, revolving loans, bridge loans or any combination thereof.
Voting Support Agreements
Contemporaneously with the execution of the Arrangement Agreement, the Company and Purchaser entered into voting support agreements with the directors and certain executive officers of Stelco as well as certain significant Stelco Shareholders, collectively holding and representing approximately 45% of the outstanding Stelco Shares, under which such directors, officers and Stelco Shareholders have agreed, among other things and subject to certain termination rights, to vote all of their Stelco Shares in favor of the Arrangement.

Item 8.01.	Other Events.
On July 15, 2024, Cliffs issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K, announcing its entry into the Arrangement Agreement and related matters.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.
Exhibit Number	Description

99.1	Cleveland-Cliffs Inc. published a news release on July 15, 2024 captioned, “Cleveland-Cliffs Announces the Acquisition of Stelco.”
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	July 15, 2024	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal and Administrative Officer & Secretary
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